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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) April 9, 2003


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 0-19285                                   88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


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





Item 9.       Regulation FD Disclosure

On April 9, 2003, Allied Waste Industries, Inc. ("Allied" or "Company") issued the following press release.





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



Contact:  Michael Burnett
Vice President, Investor Relations
480-627-2785


                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------



         ALLIED WASTE ANNOUNCES CLOSING OF COMMON STOCK, PREFERRED STOCK
                               AND DEBT OFFERINGS

                   -- Commences Credit Facility Refinancing --


Scottsdale, AZ - April 9, 2003 - Allied Waste Industries, Inc. ("Allied Waste") (NYSE: AW) today announced that its recent successful public offering of common stock and Series C senior mandatory convertible preferred stock, together with the successful public debt offering of Allied Waste North America, Inc., a wholly-owned subsidiary of Allied Waste, raised net proceeds of approximately $825 million. Allied Waste intends to use the net proceeds from these financing activities to repay amounts outstanding under its existing bank credit facility as stated in its previously announced financing plan.

Allied Waste sold approximately 12 million shares of common stock at $8.30 per share and 6 million 3-year mandatory convertible preferred shares at $50 per share. The mandatory convertible preferred stock will have a dividend yield of
6.25 percent and a conversion premium of approximately 22 percent over the stock price of $8.30 per share. Allied Waste granted the underwriters a 15% over-allotment option in each offering. Allied Waste North America has sold $450 million of its 7 7/8% senior notes due 2013.

Allied Waste has also commenced the refinancing of its existing credit facility, which is expected to close and fund by the end of April. The new $3 billion credit facility is expected be comprised of a $1.5 billion revolver and a $1.5 billion term loan. The revolver has been fully committed.

Proposed terms of the new credit facility include the following:

o Maturities - Maturity of the revolver is expected to move from 2005 to 2008 and the new term loan is expected to move amounts maturing 2004 through 2007 to 2010, decreasing maturities over the next five years by over $2 billion.

o Liquidity - Revolver capacity is expected to increase from $1.3 billion to $1.5 billion, increasing available liquidity for the company.

o Covenants - Financial covenants are expected to be consistent with those in the existing credit facility, including an Interest Coverage covenant (EBITDA/Interest) and a Leverage covenant (Debt/EBITDA). The proposed covenants should give the company a significant amount of EBITDA cushion on its most restrictive covenant over the life of the credit facility.

o Allied Waste is expected to have the ability to make significant cash dividend payments on the Series A Preferred Stock if the Leverage Ratio remains at specified levels after July 30, 2004. This mitigates the risk of an increase in the dividend rate on the Series A Preferred Stock if dividends are not paid in cash.

o Expected terms will increase Allied Waste's flexibility to accelerate certain bond maturities with free cash flow should it be financially attractive to do so.

"We are pleased to be in a position to commence the refinancing of our credit facility with more favorable terms and increased flexibility," said Tom Ryan, Executive Vice President and CFO of Allied Waste. "We are also gratified with having the $300 million mandatory convertible preferred stock offering being priced at the favorable end of the indicative ranges, the $100 million common equity offering being successfully completed and the $450 million bond offering being upsized by 50% and priced at a yield of 7 7/8%. With the improvements in debt maturities, liquidity, and covenants, and given the strong, supportable cash flow of this business, we have mitigated the perceived leverage risk at Allied Waste."

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2002, the Company operated 340 collection companies, 175 transfer stations, 169 active landfills and 66 recycling facilities in 39 states.


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

Safe Harbor for Forward-Looking Statements
------------------------------------------
This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward looking statements in this press release include, among others, statements regarding: (a) our plan to use proceeds from the financing activities to repay amounts outstanding under our credit facility; (b) our expectation from the refinancing of our credit facility will close and fund by the end of April; (c) the proposed terms of the credit facility, including the expectation that maturities and revolver capacity will decrease and that financial covenants will remain the same; (d) our expectation that the covenants under the proposed credit facility will provide additional latitude and EBITDA cushion; (e) our ability to make cash dividends payments; and (f) the expectation that the proposed credit facility will increase our flexibility to accelerate bond maturities.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and its market development efforts, which may cause significant increases in our waste disposal expenses; (3) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (5) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (6) severe weather conditions could impair our operating results; (7) we may be unable to refinance our indebtedness and/or execute our financing plan; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of a member of senior management; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; and (16) potential increases in commodity and fuel prices may make it more expensive to operate our business.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



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



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.

                             By: /s/ THOMAS W. RYAN
       ------------------------------------------------------------------
                                 Thomas W. Ryan
              Executive Vice President and Chief Financial Officer
                          (Principal Financial Officer)




Date:  April 9, 2003